SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2018

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

On December 18, 2018, OptimizeRx Corporation (the “Company”) and WPP Luxembourg Gamma Three S.à r.l. (the “Selling Shareholder”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company L.L.C. and B. Riley FBR, Inc., as representatives of the several underwriters (collectively, the “Underwriters”), relating to an underwritten public offering of 2,103,702 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), all of which are being sold by the Selling Shareholder (the “Offering”). The offering price of the Shares to the public is $10.00 per share. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder.

Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 315,555 shares of Common Stock from the Company (the “Additional Shares”) on the same terms and conditions as the sale of the Shares. If the Underwriters’ option to purchase the Additional Shares is exercised in full, the Company expects to receive net proceeds of approximately $2.9 million, after underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company and the Selling Shareholder, indemnification obligations of the Company, Selling Shareholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is attached as Exhibit 1.1 hereto, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of The Doney Law Firm relating to the legality of the issuance and sale of the Shares and Additional Shares is attached as Exhibit 5.1 hereto.

On December 17, 2018, the Company issued a press release announcing that it had commenced the Offering. On December 18, 2018, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto.

Neither the disclosures on this Form 8-K nor the attached press releases shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated December 18, 2018
5.1	Opinion of The Doney Law Firm
23.1	Consent of The Doney Law Firm (included in Exhibit 5.1)
99.1	Press Release dated December 17, 2018
99.2	Press Release dated December 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

Date: December 18, 2018	/s/ Douglas Baker
Douglas Baker
Chief Financial Officer

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